Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tanke Biosciences Corporation
(Formerly known as Greyhound Commissary, Inc.)

We consent to the use in the Prospectus constituting a part of this registration statement of our report dated May 12, 2011 relating to the consolidated financial statements of Guangzhou Tanke Industry Co., Ltd.. as of and for the years ended December 31, 2010 and 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Parker Randall CF

Parker Randall CF (H.K.) CPA Limited
Kowloon, Hong Kong

May 12, 2011